LEASE AGREEMENT


THIS LEASE AGREEMENT (the "Lease") made this 19 day of August, 2003 (the "Execution Date"), by and between Fisher Scheler, LLC, a Pennsylvania limited liability company with its principal offices located at 231 Old Philadelphia Pike, Douglassville, Pennsylvania 19518 (the "Landlord") and DCA of Pottstown, LLC, a Pennsylvania limited liability company, having an office at c/o Dialysis Corporation of America, 1344 Ashton Road, Suite 201, Hanover, Maryland 21076 (the "Tenant").

1  Premises

Landlord, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto Tenant, all that certain space consisting of 5,966 square feet of rentable space, with specifications for the Premises attached as Exhibit A, in Landlord's property (the "Premises"), located within 5 South Sunnybrook Road, Pottstown, Pennsylvania, (the improvements and the land upon which they are erected are hereinafter referred to as the "Building"), to be used as an out-patient medical and dialysis center and related services necessary to support the operations as a dialysis center (the "Use").

2  Term

This Lease is for the term of ten (10) years, commencing on the Commencement Date defined below (the "Term").

3  Commencement of Terms

(A) The term and payment of Rent shall commence on the "Commencement Date" which shall be defined as six (6) months from the Execution Date of this Lease.

(B) The Premises will be provided by Landlord to Tenant in the current "as is" "shell condition." All interior alterations and renovations of the Premises shall be the responsibility of Tenant, with the approval of all plans and specifications to be approved by Landlord, which approval shall not be unreasonably delayed or withheld; however, Landlord will provide Tenant with up to Two Hundred Eight Thousand Eight Hundred Ten and 00/100 Dollars ($208,810.00) ($35.00 per rentable square foot) (the "Construction Allowance") as reimbursement to Tenant for the cost of performing alterations and improvements to the Premises (the "Tenant's Work"). The Construction Allowance shall also be used to cover the cost of exterior alterations performed by Landlord at Tenant's request including, but not limited to, the installation of an additional sidewalk and the expansion of the exterior door. Landlord shall pay the Construction Allowance to Tenant within thirty (30) days after completion of Tenant's Work in accordance with the terms of this Lease. Landlord shall accommodate and shall not interfere with Tenant's contractors with respect to such alterations and renovations. Tenant shall secure and pay for all necessary construction and occupancy permits.

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(C)  Tenant shall secure and file a mechanic's lien waiver from all contractors supplying more than Ten Thousand and 00/100 Dollars ($10,000.00) worth of labor and/or improvements to the Premises in connection with the Tenant's Work. Tenant shall pay promptly any contractors and materialmen who supply labor, work or materials to Tenant at the Premises and shall take all steps permitted by law in order to avoid the imposition of any mechanic's lien upon all or any portion of the Building. Should any such lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within twenty (20) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. Except as provided in Section 6, nothing in this Lease is intended to authorize Tenant to do or cause any work to be done or materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this Lease, the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon all or any portion of, interest in or income from the Premises on account of any mechanics', laborers', materialmen's or construction lien or arising out of any debt or liability to or any claim of any contractor, mechanic, supplier, materialman or laborer hired at the request of Tenant, and shall include any mechanics' notice of intention to file a lien given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person claiming to be entitled to any mechanics' lien for work performed at the request of the Tenant.

4  Base Rent

(A)  The Base Rent for the Use of the Premises during each of the first two
     (2) years of the Term shall be Eighty Three Thousand Five Hundred Twenty-Four and 00/100 Dollars ($83,524.00) per year (the "Base Rent") to be paid in monthly installments of Six Thousand Nine Hundred Sixty and 33/100 Dollars ($6,960.33), increasing three percent (3%) each of the following eight (8) years of the Term, payable monthly in advance on the due date, which is the first day of each calendar month during the Term.

(B) Tenant shall pay to Landlord during the Term of the Lease the Base Rent, without notice or demand, in the monthly installments, in advance on the first day of each calendar month of the Term. The first month's installment of the Base Rent shall be payable upon the Execution Date. If the Commencement Date is other than the first day of a calendar month, then the installments of the Rent for the first month of the term shall be adjusted proportionately, and the first full month's Rent shall be payable on the first day of the first full calendar month of the Term which shall include the adjustment for the first month of the Term.

(C) Base Rent, Additional Rent (hereinafter sometimes collectively referred to as "Rent") and all other sums payable by Tenant to Landlord hereunder shall be paid, without set-off or deduction, in lawful currency of the United States of America to Landlord at the address set forth herein, or at such other address as Landlord may from time to time designate in writing to Tenant. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums hereunder will cause Landlord to incur costs not contemplated by

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     this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which maybe imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after said amount is due, then Tenant shall pay to Landlord a late charge of five (5%) percent of such overdue amount. The parties agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. If Tenant fails to pay any Rent for a period of thirty (30) days, then interest on the amount not paid shall accrue at the rate of six percent (6%) per annum until paid in full.

5  Additional Rent

(A) Tenant shall pay an Operating Expense Allowance of Twenty Thousand Eight Hundred Eighty-One and 00/100 Dollars ($20,881.00) per year. Tenant shall pay to Landlord the Operating Expense Allowance in equal monthly installments of One Thousand Seven Hundred Forty and 08/100 Dollars ($1,740.08), the first of which shall be payable upon the Commencement Date. If the Commencement Date is other than the first day of a calendar month, then the Operating Expense Allowance for the first calendar month of the Term shall be adjusted proportionately and the first full month's Operating Expense Allowance will be paid on the first day of the first full calendar month of the Term.

(B) If the Landlord's Operating Expense for any Operating Year shall be greater than the Operating Expense Allowance, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of the difference (the amount of Tenant's Proportionate Share of such difference is hereinafter referred to as the "Operating Expense Adjustment"). If the Landlord's Operating Expense for any Operating Year shall be less than the Operating Expense Allowance, then the excess payment made by Tenant as reflected in the Operating Expense Adjustment (as defined below) shall be paid by Landlord to Tenant on the Expense Adjustment Date (as defined below); provided if such occurs during a year in which the Term of this Lease ends, then Landlord shall promptly prepare an Operating Expense Allowance as of the end of the Term and such excess payment by Tenant as reflected in the Operating Expense Adjustment shall be paid simultaneously with the issuance of such Operating Expense Adjustment. If Tenant occupies the Premises or portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Premises.

     Such Additional Rent shall be paid in the following manner: within one hundred twenty (120) days following the end of the first and each succeeding Operating Year, Landlord shall furnish Tenant an Operating Expense Statement certified as true and correct setting forth (i) the Operating Expense for the preceding Operating Year, (ii) the Operating Expense Allowance and (iii) Tenant's Operating Expense Adjustment for such Operating Year. Within thirty (30) days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date"), Tenant shall pay to Landlord as Additional Rent the Operating Adjustment for the preceding Operating Year. The actual Operating Expense

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     calculated at the end of each Operating Year shall become the Operating
     Expense Allowance for the immediately succeeding year.

     Commencing with the first month of the second Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for the current Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for the current Operating Year.

     These methods of calculation and payment shall continue for the entire Term and any Renewal Term.

     As used in this Lease, the following words and terms shall be defined as hereinafter set forth:

     (1) Except as provided below in subsection (4)(c) below, "Tenant's Proportionate Share" shall be 52.4% of the total cost of the Building's Operating Expense.

     (2) "Operating Year" shall mean each calendar year, or other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Term.

     (3) "Operating Expense Statement" shall mean a statement in writing signed by Landlord setting forth in reasonable detail (a) the Operating Expense for the preceding Operating Year, (b) the Operating Expense Allowance and (c) the Tenant's Operating Expense Adjustment for such Operating Year, or portion thereof. The Operating Expense for each Operating Year shall be available for inspection by Tenant at Landlord's office during normal business hours.

     (4) Operating Expenses are as follows:

         (a) Real estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation;

         (b) Premiums and fees for fire and extended coverage insurance, and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage on the Building reasonable for the area and for such Building;

         (c) Water and sewer service charges, and common area electric charges; PROVIDED, HOWEVER, that since Tenant's Use of the Premises will require water usage in excess of amounts used by the other tenants of the building, Landlord shall monitor the total water usage in the Building and Landlord may, at Landlord's cost, install a meter in the pipe bringing water to the Premises. Tenant shall pay monthly (or in whatever intervals Landlord

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             receives bills from the water authority) for the water it uses in excess of its Proportionate Share. As the sewer bills are derived from the amount of water used in the Building, Tenant shall pay the excess sewer charges that are proportionate to the water usage;

         (d) Maintenance and repair costs, including those described in
             Section 6(c) below, but excluding those described in Sections 6(a) and (b), repairs and replacements of supplies and equipment, snow removal and paving, lawn and general grounds upkeep, maintenance and repair, and the costs of all labor, material and supplies incidental thereto;

         (e) If Landlord is also a Tenant in the Building, management fees in the amount of Three Thousand and 00/100 Dollars ($3,000.00) per year payable to the managing agent for the Building. If Landlord is not a Tenant in the Building, management fees equal to four percent (4%) of Tenant's Base Rent per year payable to the managing agent for the Building; and

         (f) Any and all other expenditures of Landlord incurred in connection with the operation, maintenance and repair of the Building which are properly expensed in accordance with generally accepted accounting principles consistently applied in the operation, maintenance and repair of a first-class office building facility.

     (5) The term "Operating Expenses" shall not include maintenance and repair described in Sections 6(a) and (b), depreciation of the Building or equipment therein; interest; net income, franchise or capital stock taxes payable by Landlord; executive salaries; real estate brokers' commissions or the costs of services provided specially for any particular tenant at such tenant's expense and not uniformly available to all tenants of the Building.

6  Landlord's Services

Landlord shall:

     (a) Arrange for and maintain all required utility services to the Premises, PROVIDED, HOWEVER, that Landlord shall not be liable to Tenant for any loss or damage arising from interruption in such utility services except as may be caused by any act, omission or negligence of the Landlord and any of its employees, agents, servants, contractors or other representatives (collectively "Landlord Representatives").

     (b) Maintain and make all structural repairs to the foundations, concrete floor slabs, exterior walls, steel frame (including columns), roof and other structural components of the Building required for safety, tenantability and compliance with proper orders of governmental authorities, and Landlord shall make such repairs within thirty (30) days of written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this paragraph to repair any damage caused by any act,

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         omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors ("Tenant Representatives").

     (c) Maintain in good condition and repair the parking areas, and shall insure adequate and free parking adjacent to the Premises of twenty-five (25) parking spaces for the sole use of Tenant's patients and staff with five (5) additional parking spaces marked for the handicapped at the front of the Premises and to allow Tenant's patients and staff to use additional parking facilities as may be available at the Building; insure the Premises are free from pests and all infestations; maintain landscaping around the Building in such manner and capacity as to create a reasonably pleasing and attractive environment; and insure Tenant has access to the Premises 24 hours per day, seven (7) days per week, 52 weeks each year. If Landlord fails to arrange for the services, maintain and make the repairs and replacements as provided for in this Section 6 within thirty (30) days after Tenant's written notice of the issue, the same may be accomplished or made by Tenant and such expense shall be collectible by Tenant and paid by Landlord within thirty (30) days after rendition of a bill therefor.

Tenant shall, throughout the Term and at its sole cost and expense, take good care of the Premises and the other improvements now or hereafter comprising all or any part of the Premises and the fixtures and appurtenances therein, and maintain the same in good order and condition, and promptly at Tenant's own cost and expense make all repairs necessary to maintain such good order and condition, except for those described in Sections 6(a), (b) and (c) which Landlord agrees to make. Tenant shall at its sole cost and expense repair and replace all damage or injury to the Premises and the Building and to fixtures and equipment caused by Tenant or Tenant Representatives or as the result of all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original work or installations. If Tenant fails to make such repairs or replacements within thirty (30) days after Landlord's written notice that such repair is needed, the same may be made by Landlord and such expense shall be collectible as Additional Rent and paid by Tenant within thirty (30) days after rendition of a bill therefor. In no event shall Tenant be obligated under this Section 6 to repair any damage which repair or replacement is the responsibility of the Landlord as provided for in this Lease, or is otherwise caused by any act, omission or negligence of Landlord or Landlord Representatives.

Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment therein, except if caused by the negligence of Landlord or Landlord Representatives. Except as provided for in this Lease, there shall be no abatement of Rent because of such repair, alterations, additions or improvements.

Should there be a need to make any emergency repairs which are otherwise the responsibility of Landlord as provided in this Lease, but due to the emergent circumstances, Tenant makes such repairs, the cost thereof shall be reimbursed by Landlord. In the event Landlord does not reimburse Tenant for the cost of such emergency repairs within forty-five (45) days of Tenant's written demand for payment to Landlord, the cost thereof shall be a deduction from any Rent due hereunder.

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7  No Other Services by Landlord

Landlord shall not be required to render any services to Tenant or to make any repairs or replacements to the Premises, except as specifically provided herein. Without limiting the generality of the foregoing, it is specifically understood and agreed that Tenant shall be solely responsible for all charges for the following services used, rendered or supplied to, upon or in connection with the Premises throughout the Term and not shared or used by any other person: electric, gas or any other utilities; telephone and/or communication services; security system or services; janitorial services; and trash and medical/hazardous waste removal.

The parties agree to indemnify and save each other harmless against any liability or damages on account of the foregoing; and, in the event that any such utilities or services are supplied or furnished by any governmental corporation or authority, Tenant shall pay all bills for its use of such utilities of the Premises promptly when they become due and shall at all times during the Term hereof keep the Premises free and clear from any lien that may attach thereto by reason of the non-payment of said bills.

8  Insurance

(A) Tenant, at Tenant's expense, shall maintain in effect, throughout the Term, through insurance carriers reasonably satisfactory to Landlord:
     (i) insurance against claims for personal injury (including death) and property damage, under a policy of public liability insurance, in amounts not less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit in respect of bodily injury (including death) and One Hundred Thousand and 00/100 Dollars ($100,000.00) for property damage; and (ii) such other insurance as may reasonably be required by the holder of a mortgage on the Building. The insurance policy referred to in subsection (i) above shall name both Landlord and Tenant as insured parties.

(AA) Landlord shall obtain and maintain insurance on the Building, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Building and all areas appurtenant thereto in an amount not less than combined single limit of One Million Dollars ($1,000,000). Landlord shall also obtain and maintain a policy or policies of insurance covering loss or damage to the Building, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Premises) and special extended perils ("all risk" as such term is used in the insurance industry).

(B) Prior to commencement of the Term, each of Landlord and Tenant shall provide the other with certificates of the insurance policies herein required. All policies shall provide that coverage thereunder may not be reduced or terminated without at least thirty (30) days prior written notice to Landlord or Tenant, as the case may be. Landlord and Tenant shall furnish to the other copies of all policies herein required.

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(C)  Each of the parties hereto hereby releases the other from all liability for all injury, loss or damage which may be inflicted upon persons or property of such party, even if such liability results from the negligence of the other party; PROVIDED, HOWEVER, that this release shall be effective only (i) during such time as the applicable insurance policy carried by such party name the other party as a co-insured or contains a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder, and (ii) to the extent of the coverage of such policy. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation, if available, and if an additional premium is charged for such waiver, the party benefiting therefrom shall pay same promptly upon being billed therefor. Nothing in the foregoing is intended to require the applicable party to reduce the deductible amounts of its insurance below such amounts as of the date of execution of this Lease.

9  Casualty

(A) If the Premises are damaged by fire or other casualty, Tenant shall promptly notify Landlord and Landlord shall repair damaged portions of the Premises (but not any of Tenant's property therein or improvements or alterations made by Tenant), except that if, in Landlord's reasonable judgment, the damage would require more than sixty (60) days of work to repair, or if the insurance proceeds (excluding rent insurance) which Landlord anticipates receiving must be applied to repay any mortgages encumbering the Building or are otherwise inadequate to pay the cost of such repair, the Landlord shall have the right to terminate this Lease by so notifying Tenant within thirty (30) days of Tenant's notice which notice shall specify a termination date not less than fifteen (15) days after its transmission. If Landlord is so required to repair, the work shall be commenced promptly and completed with due diligence, taking into account the time required for Landlord to procure said insurance proceeds and construction delays due to shortages of labor or material or other causes beyond Landlord's reasonable control.

(B) During the period when Tenant shall be deprived of possession of the Premises by reason of such damage, Tenant's obligation to pay Rent shall abate in the proportion which the damaged area of the Premises bear to the entire Premises. Landlord represents to Tenant that at all times during the term of this Lease it will carry insurance covering the loss of the Rent payable under the term of this Lease.

10  Condemnation

(A) If all of the Premises are taken through the exercise of power of eminent domain, this Lease shall terminate on the date when possession of the Premises is required by the condemning authority. If only part of the Premises is taken, then (i) if the condemnation award is insufficient to restore the remaining portion of the Premises or if such award must be applied to repay any mortgages encumbering the Building, or (ii) if, in addition to a portion of the Premises, a portion of the Building or Land is taken and Landlord deems it commercially unreasonable to continue leasing all or a portion of the remaining

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     space in the Building, or (iii) if a substantial portion of the Premises is so taken, and it is commercially impossible for Tenant to continue its business within the Premises, then Landlord in the case of (i) and
     (ii) above and Tenant in the case of (iii) above, shall have the right to terminate this Lease on the date on which the condemned portion of the Premises, Building or Land is required to be delivered to the condemning authority, which right shall be exercisable by the exercising party so notifying the other party no later than thirty (30) days prior to such date.

(B) If this Lease is not so terminated after a partial condemnation, then after the date when the condemned portion of the Premises is delivered to the condemnor, the Rent shall be reduced in the proportion which the condemned area bears to the entire area of the Premises, and Tenant's Proportionate Share shall be reduced by the same proportion.

(C) Tenant shall have the right to claim against the condemnor only for removal and moving expenses and business dislocation damages which may be separately payable to Tenant in general under Pennsylvania law, provided such payment does not reduce the award otherwise payable to Landlord. Subject to the foregoing, Tenant hereby waives all claims against Landlord with respect to a condemnation, and hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in the value of Tenant's leasehold estate.

11  Tenant's Fixtures

Tenant shall have the right to install trade fixtures, office machinery and equipment (excluding alterations, improvements and additions which are governed by Section 12) required by Tenant or used by it in its business, provided that same do not impair the structural strength of the Building and further provide that such fixtures, office machinery and equipment shall be limited to items normally used in an outpatient kidney dialysis center. Other than the foregoing, it is specifically understood and agreed that Tenant shall not have the right to install or operate any electrical equipment in the Premises (other than normal office machinery and equipment such as typewriters, adding machines, and copiers) without Landlord's prior written consent, which shall not be unreasonably withheld. Tenant shall remove all such trade fixtures, office machinery and equipment prior to the end of the Term, and Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

12  Alterations

Tenant shall not, without on each occasion first obtaining Landlord's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements or additions to the Premises, except that Tenant may, without the consent of Landlord but with prior written notice to Landlord, make minor improvements to the interior of the Premises provided that: (i) they do not impair the structural strength, operation or value of the Building, and (ii) Tenant shall take reasonable steps as permitted by law to avoid the imposition of any mechanics' lien upon the Premises or Building. All alterations, improvements and additions, except for minor alterations and improvements, become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord at the end of the Term;

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PROVIDED, HOWEVER, if so notified by Landlord, Tenant shall, prior to the end of the Term, remove any and all such alterations and improvements made by Tenant after initial occupancy, or the parts thereof specified by Landlord, from the Premises and shall repair damage caused by installation and removal. For purposes of this Section 12, "minor improvements" shall be defined as those improvements costing no more than Two Thousand and 00/100 Dollars ($2,000.00).

13  Mechanics' Liens

Tenant shall not, in the making of any repairs or alterations, suffer or permit any mechanics', laborers', materialmens' or construction lien to be filed against the Premises or Building or any part thereof by reason of labor or materials supplied or claimed to have been supplied to Tenant; and if any such lien shall be filed, Tenant, within twenty (20) days after notice of filing, shall cause it to be discharged of record.

14  Use of Premises

Tenant may use and occupy the Premises only for the express and limited purposes stated in this Lease, and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord. Tenant shall not commit or suffer any waste upon the Premises or Building, or any nuisance or any other act which may disturb the quiet enjoyment of any other tenant in the Building. Landlord represents to Tenant that the Premises may be used for purposes specified in this Lease.

15  Rules and Regulations

Tenant covenants and agrees that Tenant and Tenant Representatives shall observe faithfully, and comply strictly with, such reasonable rules and regulations as Landlord or Landlord Representatives may, after notice to Tenant, from time to time adopt with respect to the Building, provided such do not interfere with Tenant's Use of the Premises or otherwise increase Tenant's costs under this Lease.

16  Governmental Regulations

Landlord warrants that Tenant's Use complies with all zoning laws and regulations. This Landlord's warrant is a material inducement to Tenant entering into this Lease and its failure to be true and Tenant not being able to operate in accordance with the Use shall provide Tenant with the immediate option to terminate this Lease, which includes the termination of the Guaranty, and receive the return from Landlord of any and all payments made upon execution of the Lease, including, among others, any Rent and Additional Rent.

Tenant shall, in the use and occupancy of the Premises, comply with all applicable laws, ordinances, notices and regulations of all governmental and municipal authorities, and with the regulations of the insurers of the Premises. Tenant shall keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business at the Premises. Nothing in the foregoing shall require the Tenant to perform any work or make any

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improvements or repairs which the Landlord is required to make pursuant to other provisions of this Lease.

17  Signs

At Tenant's expense, Landlord shall permit Tenant's installation of interior and exterior signs identifying Tenant and its business, such signs to be reasonable in number, size and design, and such as approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall include and display Tenant's business name at the Building's street entrance signs.

18  Landlord's Entry

Landlord and Landlord Representatives shall have the right to enter the Premises at all reasonable times, with reasonable notice to inspect the same, to exhibit same to prospective purchasers, tenants and mortgagees, and to make any necessary repairs thereto in accordance with Section 6 of this Lease. Landlord shall not be liable in any manner to Tenant by reason of such entry or the performance of repair work in the Premises and the obligations of Tenant hereunder shall not thereby be affected, except as may be caused by any act, omission or negligence of Landlord and Landlord Representatives; however, Landlord agrees (except in the case of Tenant's default hereunder) that all repair work (except only emergency work or work which must, in Landlord's judgment, be performed on an urgent basis) by Landlord shall be performed in a reasonable manner at reasonable times, and Landlord shall use its best efforts to be minimally intrusive with respect to the Premises and Tenant's Use.

19  Indemnification

Except for the negligence of Landlord and Landlord Representatives, and to the extent permitted by law, Tenant agrees to indemnify Landlord from and against any and all losses, costs (including reasonable counsel fees), liabilities, claims, suits, actions and causes of action, whether legal or equitable ("Claims"), sustained or arising by reason of Tenant's possession of the Premises including but not limited to the fault or neglect of Tenant or of the failure by Tenant or Tenant Representatives to fulfill any duty toward the public, or any person or persons whomsoever, which Tenant, by reason of its occupancy or use of the Premises, may owe. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Section 19.

Except for the negligence of Tenant and Tenant Representatives, and to the extent permitted by law, Landlord agrees to indemnify Tenant from and against all Claims sustained or arising by reason of Landlord's failure to comply with its obligations and requirements under this Lease, including but not limited to the fault or neglect of Landlord and Landlord Representatives or of the failure by Landlord or Landlord Representatives to fulfill any duty toward the public, or any person or persons whomsoever, which Landlord, by reason of its ownership of the Building and leasing the Premises, may owe. The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Section 19.

20  Curing Tenant's Defaults

If Tenant shall default in performing any of its obligations hereunder, Landlord may (but shall not be so obliged), in addition to Landlord's other rights and remedies and without waiver of such default, cure such default on behalf of Tenant, thereby entering and possessing the Premises if so deemed by Landlord, provided that Landlord shall have first given Tenant notice of such default and Tenant shall have failed within thirty (30) days following said notice to cure or to diligently pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Tenant, upon demand of Landlord, shall reimburse Landlord for all reasonable costs (including reasonable counsel fees) incurred by Landlord with respect to such default, and, if Landlord so elects, Landlord's reasonable efforts to cure the same, which costs shall be deemed Additional Rent hereunder.

20A Curing Landlord's Defaults

If Landlord shall default in performing any of its obligations hereunder, Tenant may (but shall not be so obligated), in addition to Tenant's other rights and remedies and without waiver of such default, cure such default on behalf of Landlord, provided that Tenant shall have first given Landlord notice of such default and Landlord shall have failed within thirty (30) days following said notice to cure or to diligently pursue the cure of said default (which notice and opportunity to cure shall not be required in case of emergency). Landlord, upon demand of Tenant, shall reimburse Tenant for all reasonable costs (including reasonable counsel fees) incurred by Tenant with respect to such default, and, if Tenant so elects, Tenant's reasonable efforts to cure the same, which costs shall be deducted from any Rent due hereunder if Landlord fails to reimburse Tenant within forty-five (45) days of Tenant's written demand for reimbursement.

21  Default and Remedies - Landlord

(A) If (i) Tenant fails to pay any installment of Base Rent when due and such failure continues for a period of thirty (30) days, (ii) Tenant fails to pay any Additional Rent or other sums included as Rent herein when due and such failure continues for a period of ten (10) days after written notice from Landlord, (iii) Tenant vacates the Premises prior to the end of the Term otherwise than as permitted under this Lease, (iv) Tenant fails to observe or perform any of Tenant's obligations contained herein, including but not limited to Tenant's obligations as set forth in Paragraphs 11, 12 and 14 hereof, and such failure results in material waste or destruction to the Premises and continues for more than thirty
     (30) days after written notice from Landlord, (v) Tenant commits an act of bankruptcy or commences any proceeding under any bankruptcy or insolvency law not removed within sixty (60) days, (vi) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and is not dismissed within sixty (60) days, (vii) Tenant is adjudicated a bankrupt, (viii) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interest in this Lease, or (ix) any attachment or execution is filed or levied against a substantial part of Tenant's assets or Tenant's interests in this Lease or any of Tenant's property in the Premises, then, in any such event, an "Event of Default" shall be deemed to exist and Tenant shall be in default hereunder, and, at the option of
     Landlord: (a) the balance of the Rent including Base Rent and all Additional Rent and all other sums to which Landlord is entitled hereunder, shall be deemed to be due and payable in arrears, as if payable in advance hereunder; or (b) this Lease and the Term shall, without waiver of Landlord's other rights and remedies, terminate without any right of Tenant to save the forfeiture. Any acceleration of the Rent by Landlord shall not constitute a waiver of any right or remedy by Landlord, and if Tenant shall fail to pay the accelerated Rent upon Landlord's demand, then Landlord may thereafter terminate this Lease, as aforesaid. Immediately upon such termination by Landlord, Landlord shall have the right to recover possession of the Premises with or without legal process, breaking locks and replacing locks, and removing Tenant's and any third party's property therefrom, and making any disposition thereof as Landlord may deem commercially reasonable.

(B) Following such termination, Landlord shall have the unrestricted right to lease the Premises or any part thereof to any person and pursuant to any terms as Landlord may elect, but Landlord shall have no obligations to rent the Premises so long as Landlord (or any related entity) has other comparable vacant space available for leasing in the Building.

(C) Upon the occurrence of an Event of Default and the failure to cure such Event of Default within a period of thirty (30) days from the date of notice thereof by Landlord, or upon the termination of this Lease, the Term hereof or any renewal term or extension thereof, it shall be lawful for any Prothonotary or attorney of any court of record to appear for Tenant as well as for all persons claiming by, through or under Tenant, to confess judgment in ejectment against Tenant and all persons claiming by, through or under Tenant for the recovery by Landlord of possession of the Premises, without any liability on the part of the such attorney, for which this Lease or a true and correct copy thereof shall be a sufficient warrant, whereupon, if Landlord so desires, a writ of possession may issue forthwith, without any prior writ whatsoever. If, for any reason after such action has been commenced, the same shall be determined and the possession of the Premises remain in or be restored to Tenant, Landlord shall have the right upon any subsequent Event(s) of Default, or upon the termination or expiration of this Lease or of Tenant's right of possession as herein set forth, to confess judgment from time to time in the manner and form herein set forth to recover possession of the Premises. No such determination of this Lease, no taking, nor recovering possession of the Premises shall deprive Landlord of any remedies or action against Tenant for Rent or for damages due or to become due for Tenant's breach of this Lease, nor shall the bringing of any such action for Rent, or breach of covenant or condition nor the resort to any other remedy herein provided for the recovery of Rent or damages for such breach be construed as a waiver of the right to insist upon the forfeiture and to obtain possession in the manner herein provided.

     In any action of ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and, if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

     The right to enter judgment against Tenant by confession and to enforce all of the other provisions of this Lease herein provided for may, at the option of any assignee of this Lease, be exercised by any assignee of Landlord's right, title and interest in this Lease in such assignee's name any statute, rule of court custom or practice to the contrary notwithstanding.

     In the event of any suit, action or proceeding commenced in any court of competent jurisdiction as a result of Landlord's enforcement of this Paragraph 21(C), the prevailing party shall be entitled to receive from the other party, in addition to any other relief granted, reasonable attorneys' fees.

(D) No act or forbearance by Landlord shall be deemed a waiver or election of any right or remedy by Landlord with respect to Tenant's obligations hereunder, unless and to the extent that Landlord shall execute and deliver to Tenant a written instrument to such effect, and any such written waiver by Landlord shall not constitute a waiver or relinquishment for the future of any obligation of Tenant. Landlord's acceptance of any payment from Tenant (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Landlord to Tenant's obligations then due hereunder in any priority as Landlord may elect, and such acceptance by Landlord shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Landlord with regard to Tenant's obligations hereunder.

21A Default and Remedies - Tenant

(A) If (i) Landlord fails to arrange for all required utility services to the Premises; (ii) Landlord fails to maintain the Building as required herein; (iii) Landlord fails to observe or perform any of Landlord's other obligations herein contained; (iv) Landlord interferes, whether negligently or intentionally, with the business of Tenant and its peaceable and quiet Use and enjoyment of the Premises, and such failure or interference continues for more than thirty (30) days after written notice from Tenant, then, in any such event, an "Event of Default" shall be deemed to exist and Landlord shall be in default hereunder, and, at the option of the Tenant, Tenant may: (a) terminate this Lease and vacate the Premises immediately without any further liability under the Lease, and take whatever other lawful remedies that may be available to it upon such default; or (b) cure the default and be immediately reimbursed by Landlord. If Landlord does not reimburse Tenant within forty-five (45) days of Tenant's written demand for reimbursement, Tenant may deduct reasonable costs and expenses incurred in curing such default from any Rent due hereunder.

(B) No act or forbearance by Tenant shall be deemed a waiver or election of any right or remedy by Tenant with respect to Landlord's obligations hereunder, unless and to the extent that Tenant shall execute and deliver to Landlord a written instrument to such effect, and any such written waiver by Tenant shall not constitute a waiver or relinquishment for the future of any obligation of Landlord. Tenant's acceptance of any payment from Landlord (regardless of any endorsement on any check or any writing accompanying such payment) may be applied by Tenant to Landlord's obligations then due hereunder in any priority as Tenant may elect, and such acceptance by Tenant shall not operate as an accord and satisfaction or constitute a waiver of any right or remedy of Tenant with regard to Landlord's obligations hereunder.

22  Quiet Enjoyment

So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceful enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.

23  Assignment and Subletting

The Tenant shall not assign this Lease, or sublet the Premises, or any part thereof, without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord, the financial condition of the proposed transferee is such that it may not be able to perform its obligations in connection with this Lease. Prior to any sublease or assignment, Tenant shall first notify Landlord in writing of its election to sublease all or a portion of the Premises or to assign this Lease or any interest thereunder. At any time within fifteen (15) business days after service of said notice, Landlord shall notify Tenant that it consents or refuses to consent to the sublease or assignment. A failure by Landlord to respond within such fifteen (15) business day period shall be deemed to be consent.

Any assignment or subletting shall not release Tenant of its liability under this Lease nor permit any subsequent assignment, subletting or other prohibited act, unless specifically provided in such consent.

Notwithstanding the foregoing, no consent of Landlord is required for Tenant to assign or to otherwise transfer (by operation of law or otherwise) this Lease or any of its rights hereunder:

     (a) to any person, corporation, partnership or other entity which acquires all or substantially all of the business or assets of Tenant or stock in Tenant;
     (b) to any person, corporation, partnership or other entity which controls, is controlled by or is under common control with Tenant; or
     (c) to any affiliate (within the meaning of such term set forth in Rule 501 of Regulation D under the Federal Securities Act of 1933) of Tenant.

Tenant and Tenant's transferee or assignee shall provide notice of any transfer or assignment described in (a), (b), or (c) hereof not less than fifteen (15) days prior to the effective date of such transfer or assignment unless prohibited by law and then, if so prohibited by law, within twenty
(20) days after the date of such transfer or assignment.

The use(s) for which the Premises may be assigned or sublet shall include any lawful purpose(s) and shall be consistent with local zoning regulations.

24  Subordination

This Lease is and shall be subject and subordinate at all times to any lease under which Landlord is in control of the Premises, to the rights of the owners of the Building, and to all mortgages and other encumbrances now or hereafter placed upon the Premises or the Building, without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant shall from time to time execute and deliver within ten
(10) days following the request of Landlord or Landlord's mortgagee, grantee or lessor, recordable instruments evidencing such subordination and Tenant's agreement to attorn to the holder of such prior right. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, whereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates.

25  Tenant's Certificate

Tenant shall from time to time, within ten (10) days after Landlord's request, execute and deliver to Landlord a recordable written instrument(s), in a form reasonably satisfactory to Landlord, certifying that this Lease is unmodified and in full effect (or if there have been modifications, that it is in effect as modified), and the dates to which rental charges have been prepaid by Tenant, if any, and whether or not Landlord is in default of any of its obligations hereunder. Tenant agrees that such statement may be relied upon by any mortgagee, purchaser or assignee of Landlord's interest in this Lease, Building, or Land.

26  Acceptance; Surrender

By entry and possession of the Premises, Tenant thereby acknowledges that Tenant has examined the Premises and accepts the same as being in the condition called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition as called for by this Lease. Tenant, shall, at the end of the Term, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear, damage by fire or other insured casualty.

27  Holding Over

This Lease shall expire absolutely and without notice on the last day of the Term, provided that if Tenant, with the prior written consent of Landlord, retains possession of the Premises or any part thereof after the termination of this Lease by expiration of the Term or otherwise, a month to month tenancy shall be deemed to exist and Tenant shall continue to pay the Base Rent and Additional Rent due hereunder. If such holding over exists without Landlord's prior written consent, Tenant shall pay Landlord, as partial compensation for such unlawful retention, an amount calculated on a per diem basis for each day of such continued unlawful retention, equal to twice the Base Rent for the time Tenant remains in possession. Such payments for unlawful retention shall not limit any rights or remedies of Landlord resulting by reason of the wrongful holding over by Tenant or create any right in Tenant to continue in possession of the Premises.

28  Notices

All notices, requests and consents herein required or permitted from either party to the other shall be in writing and shall be deemed given when deposited with the United States Postal Service, registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at its address aforesaid, or by facsimile or overnight delivery service with proof of delivery or, as the case may be, addressed to Tenant at its address aforesaid, or to such other address as the party to receive same may designate by notice to the other.

29  Broker

Landlord and Coldwell Banker Real Estate Corporation ("Coldwell Banker") are parties to a listing agreement whereby Coldwell Banker will be due a commission upon the Commencement Date of this Lease. Landlord shall be solely responsible for the payment of such commission to Coldwell Banker. Tenant represents and warrants that there are no brokerage commissions or finder's fees due and payable to any realtor representing Tenant in connection with the execution of this Lease.

30  Successors and Assigns

The word "Landlord" is used herein to include the Landlord named above and any subsequent person who succeeds to the rights of Landlord herein, each of whom shall have the same rights and remedies as he would have had had he originally signed this Lease as Landlord, but neither Landlord nor any such person shall have any liability hereunder after he ceases to hold a fee or leasehold interest in the Premises, except for obligations which may have theretofore accrued. The word "Tenant" is used herein to include the party named above as Tenant and its successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant; provided, the term "Tenant" does not include any officer, director, shareholder or affiliate of Tenant, except as provided in
Section 32 hereof.

31  Renewal Periods

This Lease shall be renewable for two consecutive periods of five (5) years each under the terms and conditions of this Lease, which Renewal Periods shall be automatic provided that:

     (a)  Tenant is not in default hereunder;
     (b) Tenant has not given notice of its intent to terminate the Lease at least one hundred eighty (180) days prior to the expiration of the current Term; and
     (c) The Base Rent for any Renewal Period will commence on the first day of the month immediately following the expiration of the Term or the first Renewal Period, as the case may be, and each year of the Renewal Periods will be at the annual rental for the immediately preceding year plus an additional three percent (3%) per year.

32  Guaranty

Certain obligations of Tenant under this Lease are guaranteed by Dialysis Corporation of America, a member of Tenant, in accordance with the Guaranty attached hereto and hereby made a part of this Lease.

33  Miscellaneous

The Lease constitutes the entire agreement between the parties hereto with respect to the Premises and there are no other agreements or understanding. This Lease shall not be modified except by written instrument executed by both parties. This Lease may be executed in several counterparts and each such counterpart shall be deemed an original, and all counterparts shall constitute a single original Lease. The captions used herein are for convenience only and are not part of the Lease. All provisions of this Lease are distinct and severable and if any clause shall be held to be invalid, illegal or against public policy, the validity or the legality of the remainder of this Lease shall not be affected thereby. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under seal, as of the day and year first above written.

                                       FISHER SCHELER, LLC

/s/ Albert Riviezzo                        /s/ David W. Fisher
----------------------------------     By: ---------------------------------
Witness


                                       DCA OF POTTSTOWN, LLC

                                           /s/ Stephen W. Everett
----------------------------------     BY: ----------------------------------
Witness                                    STEPHEN W. EVERETT, President

                                     EXHIBIT A

                                     Guaranty
                                     --------

     WHEREAS, FISHER SCHELER, LLC ("Landlord") and DCA OF POTTSTOWN, LLC ("Tenant") have entered into a certain Lease Agreement dated on or about the date hereof, covering certain premises (the "Premises") in Pottstown, Pennsylvania (the "Lease"); and

     WHEREAS, the Landlord requires as a condition to its execution of the Lease that the undersigned become a surety to Landlord for Rent obligations of Tenant under the Lease; and

     WHEREAS, the undersigned is a member of Tenant and owns a majority of the ownerhsip units of Tenant and as such is desirous that Landlord enter into the Lease with Tenant.

     NOW THEREFORE, in consideration of the execution of the Lease by Landlord and other good and valuable consideration and intending to be legally bound hereby, the undersigned hereby unconditionally guarantees to Landlord, its successors and assigns in accordance with the terms and conditions and only to the limits in Section 1 set forth below, the full and prompt payment by Tenant of the Base Rent (as that term is defined in the Lease), but exclusive of Additional Rent and reimbursements and charges for any other defaults, breaches or other failures of Tenant to perform under the Lease). The undersigned further agrees as follows:

     1. Upon the execution of the Lease by Landlord and Tenant, the undersigned, by the execution of this Guaranty, guarantees the payment of the first Four Hundred Thousand Dollars ($400,000) ("Guaranty Amount") in Base Rent (as that term is defined in the Lease). The Guaranty Amount shall be reduced by the amount of Base Rent paid by Tenant monthly until such time as the Guaranty Amount is reduced to Two Hundred Thousand Dollars ($200,000) as a result of the application of the monthly Base Rent payments, at which time the Guaranty Amount will remain at Two Hundred Thousand Dollars ($200,000). This Guaranty will expire upon the later of the receipt by Landlord of Four Hundred Thousand Dollars ($400,000) in Base Rent or the expiration of the sixtieth (60th) month of the Term (as that term is defined in the Lease). Notwithstanding the foregoing, the Guaranty Amount will be reduced by any amount less than Two Hundred Eight Thousand Eight Hundred Ten Dollars ($208,810) paid by Landlord in connection with the Tenant improvements as more fully described in Section 3(B) of the Lease.

     2. Landlord shall have the right from time to time, and at any time in its sole discretion, without notice to or consent from the undersigned, or without affecting, impairing or discharging, in whole or in part, the liabilities or the obligations of the undersigned hereunder, to modify, change, extend, alter, amend, or supplement in any respect whatever, the Lease, or any agreement or transaction between Landlord and Tenant or between Landlord and any other party liable for the liabilities, or any portion or provision thereof; to grant extension of time and other indulgences of any kind to Tenant; to compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights, or remedies of any kind which Landlord may have at any time against Tenant or any other party liable for the liabilities, or any thereof, or with respect to any security of any kind held by Landlord at any time under any agreement or otherwise.

     3. The undersigned waives:  (a) all notice, including but not limited to
(i) notice of acceptance of this Guaranty; (ii) notice of presentment, demand for payment, or protest of any of the liabilities, or the obligation of any person, firm, or corporation held by Landlord as collateral security; (b) trial by jury and the right thereto in any proceeding of any kind, whether arising on or out of, under or by reason of this Guaranty, or any other agreement or transaction between the undersigned, Landlord and/or Tenant; and
(c) all notices of the financial condition or of any adverse or other change in the financial condition of Tenant.

     4. Landlord may, without notice, assign this Guaranty in whole or in part to Landlord's successor in interest under the Lease, and no assignment of this Guaranty shall operate to extinguish or diminish the liability of the undersigned hereunder. The assignment of the Lease by Tenant to an entity not affiliated with the undersigned shall automatically terminate this Guaranty and, thereafter, the undersigned shall have no further liability hereunder. Notwithstanding the foregoing, this Guaranty shall not terminate due to a transfer or assignment of the Lease pursuant to Section 23 of the Lease, except as may be consented to by Landlord.

     5. The liability of the undersigned under this Guaranty shall be primary under any right of action for Rent which shall accrue to Landlord under the Lease and Landlord may, at its option, proceed against the undersigned without having to commence any action, or have obtained any judgment against Tenant.

     6. The obligations of the undersigned hereunder shall be immediately due and payable by the undersigned immediately upon the occurrence of a default in the payment of Base Rent under the Lease which continues beyond the expiration of the applicable notice and/or grace period, if any, under the Lease.

     7. The obligations of the undersigned hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant; or (b) the proposal of or the consummation of a plan of reorganization concerning Tenant.

     8. The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as the waiver of any other right including the right to exercise the same at any time thereafter. No waiver of modification of any of the terms or conditions of this Guaranty shall be binding against Landlord unless such waiver or modification is in a writing signed by Landlord.

     9. The provisions of the Guaranty shall bind all of the respective successors and assigns of the undersigned and shall inure to the benefit of Landlord, its successors and assigns.

     10. All rights and remedies of Landlord are cumulative and not alternative. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the Commonwealth of Pennsylvania and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said Commonwealth.

     11. The undersigned represents that at the time of the execution and delivery of this Guaranty nothing exists to impair the effectiveness of the obligations of the undersigned to Landlord hereunder, or the immediate taking effect of this Guaranty between the undersigned and Landlord with respect to the undersigned's Guaranty, which is limited to the repayment of the Base Rent as provided in the Preamble and the first paragraph of this Guaranty.


     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be
executed and sealed this      day of         , 2003.

                                       Dialysis Corporation of America

                                           /s/ Stephen W. Everett
                                       By: ---------------------------------
                                           Name:  Stephen W. Everett
                                           Title:  Chief Executive Officer
                                                   and President